UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

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EMAGEON INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
BENNER A. ULRICH
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Emageon and Oliver Press Partners Settle Proxy Contest

Augustus K. Oliver, Benner Ulrich and Another Director Selected by Oliver Press to Join Board of Directors;
Strategic Alternatives Committee to Pursue all Options Including a Sale of the Company

Birmingham, AL, June 23, 2008 – Emageon Inc (Nasdaq:EMAG) and Oliver Press Partners, LLC announced today that they have reached an agreement under which three new directors will join the Emageon Board of Directors. Augustus Oliver, a principal of Oliver Press Partners and Benner Ulrich, Director of Research at Oliver Press Partners, will be elected to the Board today for a term expiring at the 2010 Annual Meeting, and a third new independent director selected by Oliver Press will also be added for a term expiring at the 2011 Annual Meeting. Additionally, Benner Ulrich and, upon his election, the to-be-named new director will be elected to the company’s Strategic Alternatives Committee, which has a broad mandate to pursue all strategic alternatives for Emageon, including a sale of the company.

The size of the Board will temporarily be increased from 8 to 10 directors. As a condition of the agreement, Oliver Press will end its efforts to elect a slate of three nominees to the Board and will vote its shares in support of the company’s slate of nominees.

Emageon has agreed to adjourn the company’s Annual Meeting of shareholders until July 8, 2008 in order to give shareholders an opportunity to consider the settlement prior to voting. Promptly after the conclusion of the Annual Meeting, Charles A. Jett and Douglas D. French will resign from the Board and Mr. Jett will continue to serve as Chief Executive Officer at the discretion of the Board thereafter. In addition, upon the resignation of Mr. French, one of the existing directors with a term expiring at the 2010 Annual Meeting, will fill his vacancy with a term expiring at the 2009 Annual Meeting. Following the 2008 Annual Meeting, the size of the Board will be fixed at nine directors.

Hugh Williamson, Lead Independent Director of Emageon, said “This resolution will enable the Board to continue its efforts to identify and pursue the best interests of Emageon, its shareholders, employees and customers.”

Gus Oliver also endorsed the agreement. “We have a high level of confidence in Emageon and its products which are installed in over 600 facilities and are used by thousands of physicians every day to enhance their delivery of health care to their patients. With a unified Board that incorporates strong representation by significant shareholders, we expect that the Company will be able to pursue a course in the best interests of its customers, employees and stockholders.”

About Emageon Inc.

Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuite(TM), HeartSuite(TM) and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com

Forward Looking Statements

This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with the cyclical nature of its industry and changes in economic conditions in general, risks associated with its history of operating losses, risks associated with changes in its primary market for PACS radiology systems and the recent decline in PACS radiology system sales orders, risks associated with fluctuations in its quarterly operating results, risks associated with the recent decline in the market price of its common stock, risks associated with the nomination of a competing slate of directors for election at this year’s annual meeting of stockholders, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that its acquisitions could result in integration difficulties, dilution or other adverse financial consequences, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food & Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10- K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 17, 2008.

Important Information

On May 19, 2008, Emageon Inc. filed with the Securities and Exchange Commission a definitive proxy statement and accompanying WHITE proxy card in connection with its annual meeting of stockholders, and on May 21, 2008 it began mailing these proxy materials to its stockholders. Emageon stockholders are strongly advised to read Emageon’s proxy statement as it contains important information. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and the annual, quarterly and current reports and other information filed by Emageon with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at Emageon’s Internet website at www.emageon.com or by writing to Emageon Inc., 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242, Attn: Corporate Secretary. In addition, copies of Emageon’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC at (800) 662-5200. Emageon’s directors and certain of its officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the annual meeting. Information identifying these participants and describing their direct and indirect interests is available in Emageon’s definitive proxy statement filed with the Securities and Exchange Commission on May 19, 2008.